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                                                                    EXHIBIT 3.32

                                     BY-LAWS

                                       OF

                              T. B. WOOD'S SONS CO.

                          (A PENNSYLVANIA CORPORATION)

                             ADOPTED APRIL 3, 1980

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                                INDEX TO BY-LAWS

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                                                                            Page
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
ARTICLE I SHAREHOLDERS...................................................      1
   Section 1.01.   Annual Meetings.......................................      1
   Section 1.02.   Special Meetings......................................      1
   Section 1.03.   Organization..........................................      1
   Section 1.04.   Meetings by Telephone.................................      1

ARTICLE II DIRECTORS.....................................................      1
   Section 2.01.   Number, Election and Term of Office...................      2
   Section 2.02.   Regular Meetings; Notice..............................      2
   Section 2.03.   Annual Meeting of the Board...........................      2
   Section 2.04.   Special Meetings; Notice..............................      2
   Section 2.05.   Organization..........................................      2
   Section 2.06.   Meetings by Telephone.................................      3
   Section 2.07.   Presumption of Assent.................................      3
   Section 2.08.   Catastrophe...........................................      3
   Section 2.09.   Resignations..........................................      4
   Section 2.10.   Committees............................................      4

ARTICLE III OFFICERS AND EMPLOYEES.......................................      4
   Section 3.01.   Executive Officers....................................      4
   Section 3.02.   Additional Officers; Other Agents and Employees.......      4
   Section 3.03.   The Chairman..........................................      5
   Section 3.04.   The President.........................................      5
   Section 3.05.   The Vice Presidents...................................      5
   Section 3.06.   The Secretary and Assistant Secretaries...............      5
   Section 3.07.   The Treasurer and Assistant Treasurers................      6
   Section 3.08.   Vacancies.............................................      6
   Section 3.09.   Delegation of Duties..................................      6

ARTICLE IV SHARES OF CAPITAL STOCK.......................................      6
   Section 4.01.   Share Certificates....................................      6
   Section 4.02.   Transfer of Shares....................................      7
   Section 4.03.   Lost, Stolen, Destroyed or Mutilated Certificates.....      7

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
   Section 4.04.   Regulations Relating to Shares........................      7

ARTICLE V MISCELLANEOUS CORPORATE TRANSACTIONS AND DOCUMENTS.............      7
   Section 5.01.   Notes, Checks, etc....................................      7
   Section 5.02.   Execution of Instruments Generally....................      7
   Section 5.03.   Voting Securities Owned by Corporation................      8

ARTICLE VI GENERAL PROVISIONS............................................      8
   Section 6.01.   Offices...............................................      8
   Section 6.02.   Corporate Seal........................................      8
   Section 6.03.   Fiscal Year...........................................      8
   Section 6.04.   Financial Reports to Shareholders.....................      8

ARTICLE VII VALIDATION OF CERTAIN CONTRACTS..............................      8
   Section 7.01.   Validation of Certain Contracts.......................      8

ARTICLE VIII INDEMNIFICATION OF OFFICERS AND DIRECTORS...................      9
   Section 8.01.   Indemnification of Officers and Directors.............      9

ARTICLE IX AMENDMENTS....................................................      9
   Section 9.01.   Interpretation........................................      9
   Section 9.02.   Amendments............................................      9


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                            T. B. WOOD'S SONS COMPANY
                                     BY-LAWS

                                   ARTICLE I
                                  SHAREHOLDERS

          SECTION 1.01. Annual Meetings.

          Annual meetings of the shareholders shall be held on the second Tuesday of March in each year if not a legal holiday, and if a legal holiday, at 10:00 o'clock a.m., at the principal business office of the Corporation, or at such other date, time, and place as may be fixed by the Board of Directors. Written notice of the annual meeting shall be given at least ten days prior to the meeting to each shareholder entitled to vote thereat. Any business may be transacted at the annual meeting irrespective of whether or not the notice calling such meeting shall contain a reference thereto, except as otherwise expressly required herein or by law.

          SECTION 1.02. SPECIAL MEETINGS.

          Special meetings of the shareholders may be called at any time, for the purpose or purposes set forth in the call, by the President, the Board of Directors, or the holders of at least one-fifth of all the shares outstanding and entitled to vote thereat, by delivering a written request to the Secretary. Special meetings shall be held at the registered office of the Corporation, or at such other place as may be fixed by the Board of Directors. Written notice of special meetings shall be given at least five days prior to the meeting to each shareholder entitled to vote thereat. No business may be transacted at any special meeting other than that stated in the notice of meeting and business which is germane thereto.

          SECTION 1.03. ORGANIZATION.

          The Chairman of the Board, If one has been elected and is present, or if not, the President, or in his absence a member of the Board or an-officer of the corporation designated by the Board, shall preside, and the Secretary, or in his absence any Assistant Secretary, shall take the minutes at all meetings of the shareholders.

          SECTION 1.04. MEETINGS BY TELEPHONE.

          At the call of the Chairman of the Board or the President, one or more of the shareholders may participate in any annual or special meeting of the shareholders by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting are able to hear each other. Participation in a meeting in this manner by a shareholder will be considered to be attendance in person for all purposes under these By-laws.

                                   ARTICLE II
                                    DIRECTORS

          SECTION 2.01. NUMBER, ELECTION AND TERM OF OFFICE.

          The number of Directors which shall Constitute the full Board of Directors shall be fixed by the Board of Directors but shall not be less than the number required by the Pennsylvania Business Corporation Law. A full Board of Directors shall be elected at each annual meeting of shareholders. Each Director shall hold office from the time of his election, but shall be responsible as a director from such time only if he consents to his election; otherwise from the time he accepts office or attends his first meeting of the Board. Each Director shall serve until the next annual meeting of shareholders, and thereafter until his successor is duly elected and qualifies, or until his earlier death, resignation or removal.

          SECTION 2.02. REGULAR MEETINGS; NOTICE.

          Regular meetings of the Board of Directors shall be held at such time and place as shall be designated by the Board of Directors from time to time. Notice of such regular meetings of the Board shall not be required to be given, except as otherwise expressly required herein or by law, and except: that whenever the time or place of regular meetings shall be initially fixed and then changed, notice of such action shall be given promptly by telephone or otherwise to each Director not participating in such action. Any business may be transacted at any regular meeting.

          SECTION 2.03. ANNUAL MEETING OF THE BOARD.

          The regular meeting of the, Board of Directors in March of each year shall be held immediately after and at the same place as the annual meeting of the shareholders, but if the-annual meeting of the shareholders is held at a different date and time, then the Board of Directors shall hold a regular meeting immediately thereafter, and such Board of Directors meeting shall be the annual organization meeting of the Directors-elect at which meeting the new Board shall organize itself and elect the executive officers of the Corporation for the ensuing year and may transact any other business.

          SECTION 2.04. SPECIAL MEETINGS; NOTICE.

          Special meetings of the Board may be called at any time by the Board itself by vote at a meeting, or by the Chairman, the President or any two Directors, to be held at such place and day and hour as shall be specified by the person calling the meeting. Notice of every special meeting of the Board of Directors, stating the place, day and hour thereof, shall be given to each Director by mailed at least one week, or by being; sent by telegraph or given personally by telephone at least 24 hours before the time at which the meeting is to be held. Any business may be transacted at any special meeting.

          SECTION 2.05. ORGANIZATION.

          At all meetings of the Board of Directors, the presence of at least a majority of the Directors at the time in office shall be necessary and sufficient to constitute a quorum for the transaction of business. If a quorum is not present at any meeting, the meeting may be adjourned from time to time by a majority of the Directors present until a quorum as aforesaid


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shall be present; but notice of the time and place to which such meeting is adjourned shall be given to any Directors not present either by being sent by telegraph or given personally or by telephone at least 8 hours prior to the hour of reconvening. Resolutions of the Board shall be adopted, and any action of the Board at a meeting upon any matter shall be valid and effective, with the affirmative vote of, at least a majority of, the Directors present at a meeting duly convened. The Chairman of the Board, if one has been elected and is present, or if not, the President; shall preside at each meeting of the Board. In the absence of the President, the Directors present shall designate one of their number or an officer of the Corporation to preside at the meeting. The Secretary, or in his absence any Assistant Secretary, shall take the minutes at all meetings of the Board of Directors. In the absence of the Secretary and an Assistant Secretary, the presiding officer shall designate any person to take the minutes of the meeting.

          SECTION 2.06. MEETINGS BY TELEPHONE.

          One or more of the Directors may participate in any regular or special meeting of the Board of Directors or of a committee of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in, the meeting are able to hear each other. Participation in a meeting in this manner by a Director will be considered to be attendance in person for all purposes under these By-Laws.

          SECTION 2.07. PRESUMPTION OF ASSENT.

          Minutes of each meeting of the Board shall be made available to each Director at or before the next succeeding meeting. Each Director shall be presumed to have assented to such minutes and agreed to the action taken thereat unless his objection thereto shall be made to the Secretary within two days after such meeting.

          SECTION 2.08. CATASTROPHE.

          Notwithstanding any other provisions of law, the Articles or these By-Laws, during any emergency period caused by a national catastrophe or local disaster, a majority of the surviving members (or the sole survivor) of the Board of Directors who have not been rendered incapable of acting because of incapacity or the difficulty of communication or transportation to the place of meeting shall constitute a quorum for the sole purpose of electing directors to fill such emergency vacancies; and a majority of the directors present at such a meeting may act to fill such vacancies. Directors so elected shall serve until such absent directors are able to attend meetings or until the shareholders act to elect directors for such purpose. During such an emergency period, if the Board is unable to or fails to meet, any action appropriate to the circumstances may be taken by such officers of the Corporation as may be present and able. Questions as to the existence of a national catastrophe or local disaster and the number of surviving members capable of acting shall be conclusively determined at the time by the Board of Directors or the officers so acting.


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          SECTION 2.09. RESIGNATIONS.

          Any Director may resign by submitting to the Chairman of the Board, if one has been elected, or to the President or the Secretary, his resignation, which shall become effective upon its receipt by such officer or as otherwise specified therein.

          SECTION 2.10. COMMITTEES.

          Standing or temporary committees may be appointed from its own number by the Board of Directors from time to time and the Board may from time to time invest committees with such power and authority, subject to such conditions, as it may see fit. An Executive Committee may be appointed by a majority of the full Board; it shall have all the powers and exercise all the authority of the Board in the management of the business and affairs of the Corporation except as specially limited by the Board. The Board may designate one or more Directors as alternate members of any committee to replace any absent or disqualified member at any meeting; and in the event of such absence or disqualification, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member. Any action taken by any committee shall be subject to alteration or revocation by the Board of Directors; provided, however, that third parties shall not be prejudiced by such alteration or revocation.

                                  ARTICLE III
                             OFFICERS AND EMPLOYEES.

          SECTION 3.01. EXECUTIVE OFFICERS.

          The Executive Officers of the Corporation shall be the President, a Secretary and a Treasurer, and may include a Chairman of the Board and one or more Vice Presidents as the Board may from time to time determine, all of whom shall be elected by the Board of Directors. Any two or more offices may be held by the same person. Each Executive Officer shall hold office until the next succeeding annual meeting of the Board of Directors and thereafter until his successor is duly elected and qualifies, or until his earlier death, resignation or removal.

          SECTION 3.02. ADDITIONAL OFFICERS; OTHER AGENTS AND EMPLOYEES.

          The Board of Directors may from time to time appoint or hire such additional officers, assistant officers, agents, employees and independent contractors as the Board deems advisable; and the Board or the President shall prescribe their duties, conditions of employment and compensation. Subject to the power of the Board, the President may employ from time to time such other agents, employees, and independent contractors as he may deem advisable for the prompt and orderly transaction of the business of the Corporation, and he may prescribe their duties and the conditions of their employment, fix their compensation and dismiss them, without prejudice to their contract rights, if any.


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          SECTION 3.03. THE CHAIRMAN.

          If there shall be a Chairman of the Board, he shall be elected from among the Directors, shall preside at all meetings of the shareholders and of the Board, and shall have such other powers and duties as from time to time may be prescribed by the Board.

          SECTION 3.04. THE PRESIDENT.

          The President shall be the chief executive officer of the Corporation. Subject to the control of the Board of Directors, the President shall have general policy supervision of and general management and executive powers over all the property, business, operations and affairs of the Corporation, and shall see that the policies and programs adopted or approved by the Board are carried out. The President shall exercise such further powers and duties as from time to time may be prescribed in these By-Laws or by the Board of Directors.

          SECTION 3.05. THE VICE PRESIDENTS.

          The Vice Presidents may be given by resolution of the Board general executive powers, subject to the control of the President, concerning one or more or all segments of the operations of the Corporation. The Vice Presidents shall exercise such further powers and duties as from time to time may be prescribed in these By-Laws or by the Board of Directors or by the President.

          SECTION 3.06. THE SECRETARY AND ASSISTANT SECRETARIES.

          It shall be the duty of the Secretary (a) to keep or cause to be kept at the registered office of the Corporation an original or duplicate record of the proceedings of the shareholders and the Board of Directors, and a copy of the Articles and of the By-Laws; (b) to attend to the giving of notices of the Corporation as may be required by law or these By-Laws; (c) to be custodian of the corporate records and of the seal of the Corporation and see that the seal is affixed to such documents as may be necessary or advisable; (d) to have charge of and keep at the registered office of the Corporation, or cause to be kept at the office of a transfer agent or registrar within the Commonwealth of Pennsylvania, the stock books of the Corporation, and an original or duplicate share register, giving the names of the shareholders in alphabetical order, and showing their respective addresses, the number and classes of shares held by each, the number and date of certificates issued for the shares, and the date of cancellation of every certificate surrendered for cancellation; and (e) to exercise all powers and duties incident to the office of Secretary, and such other powers and duties as may be prescribed by the Board of Directors or by the President from time to time. The Secretary by virtue of his office may be an Assistant Treasurer. The Assistant Secretaries shall assist the Secretary in the performance of his duties and shall also exercise such further powers and duties as from time to time may be assigned to them by the Board of Directors, the President or the Secretary. At the direction of the Secretary or in his absence or disability, an Assistant Secretary shall perform the duties of the Secretary


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          SECTION 3.07. THE TREASURER AND ASSISTANT TREASURERS.

          The Treasurer shall (a) have custody of the Corporation's contracts, insurance policies, leases, deeds and other business records; (b) see that the lists, books, reports, statements, tax returns, certificates and other documents and records required by law are properly prepared, kept and filed; (c) be the principal officer in charge of tax and financial matters, budgeting and accounting of the Corporation; (d) have charge and custody of and be responsible for the corporate funds, securities and investments; (e) receive and give receipts for checks, notes, obligations, funds and securities of the Corporation, and deposit monies and other valuable effects in the name and to the credit of the Corporation, in such depositories as shall be designated by the Board of Directors; (f) subject to the provisions of these By-Laws, cause to be disbursed the funds of the Corporation by payment in cash or by checks or drafts upon the authorized depositories of the Corporation, and cause to be taken and preserved proper vouchers for such disbursements; (g) render to the President and the Board of Directors whenever they may require it an account of all his transactions as Treasurer, and reports as to the financial position and operations of the Corporation; (h) cause to be kept appropriate, complete and accurate books or records of account of all its business and transactions; and
(i) exercise all powers and duties incident to the office of Treasurer, and such other duties as may be prescribed by the Board of Directors or by the President from time to time. The Treasurer by virtue of his office may be an Assistant Secretary. The Assistant Treasurers shall assist the Treasurer in the performance of his duties and shall also exercise such further powers and duties as from time to time may be assigned to them by the Board of Directors, the President or the Treasurer. At the direction of the Treasurer or in his absence or disability, an Assistant Treasurer shall perform the duties of the Treasurer.

          SECTION 3.08. VACANCIES.

          Vacancy in any office or position by reason of death, resignation, removal, disqualification, disability or other cause, shall be filled in the manner provided in this Article III for regular election or appointment to such office.

          SECTION 3.09. DELEGATION OF DUTIES.

          The Board of Directors may in its discretion delegate for the time being the powers and duties, or any of them, of any officer to any other person whom it may select.

                                   ARTICLE IV
                             SHARES OF CAPITAL STOCK

          SECTION 4.01. SHARE CERTIFICATES.

          Every holder of fully-paid stock of the Corporation shall be entitled to a certificates, to be in such form as the Board of Directors may from time to time prescribe, and signed (in facsimile or otherwise, as permitted by law) by the President or a Vice President and the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer, which shall represent and certify the number of shares of stock owned by such holder. The Board may authorize the issuance of certificates for fractional shares or, in lieu thereof, scrip or other


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evidence of ownership, which may (or may not) as determined by the Board entitle the holder thereof to voting, dividends or other rights of shareholders.

          SECTION 4.02. TRANSFER OF SHARES.

          Transfers of shares of stock of the Corporation shall be made on the books of the Corporation shall be made on the books of the Corporation only upon surrender to the Corporation of the certificate or certificates for such shares properly endorsed, by the shareholder or by his assignee, agent or legal representative, who shall furnish proper evidence of assignment, authority or legal succession, or by the agent of one of the foregoing thereunto duly authorized by an instrument duly executed and filed with the Corporation, in accordance with regular commercial practice.

          SECTION 4.03. LOST, STOLEN, DESTROYED OR MUTILATED CERTIFICATES.

          New certificates for shares of stock may be issued to replace certificates lost, stolen, destroyed or mutilated upon such conditions as the Board of Directors may from time to time determine.

          SECTION 4.04. REGULATIONS RELATING TO SHARES.

          The Board of Directors shall have power and authority to make all such rules and regulations not inconsistent with these By-Laws as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Corporation.

                                   ARTICLE V
               MISCELLANEOUS CORPORATE TRANSACTIONS AND DOCUMENTS

          SECTION 5.01. NOTES, CHECKS, ETC.

          All notes, bonds, drafts, acceptances, checks, endorsements (other than for deposit), guarantees, and all evidences of indebtedness of the Corporation whatsoever, shall be signed by such officers or agents of the Corporation, subject to such requirements as to countersignature or other conditions, as the Board of Directors from time to time may determine. Facsimile signatures on checks may be used if authorized by the Board of Directors.

          SECTION 5.02. EXECUTION OF INSTRUMENTS GENERALLY.

          Except as provided in Article V, Section 1, all deeds, mortgages, contracts and other instruments requiring execution by the Corporation may be signed by the President, any Vice President or the Treasurer; and authority to sign any such contracts or instruments, which may be general or confined to specific instances, may be conferred by the Board of Directors upon any other person or persons. Any person having authority to sign on behalf of the Corporation may delegate, from time to time, by instrument tin writing, all or any part of such authority to any person or persons if authorized so to do by the Board of Directors.


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          SECTION 5.03. VOTING SECURITIES OWNED BY CORPORATION.

          Securities having voting power in any other corporation owned by this Corporation shall be voted by the President, unless the Board confers authority to vote with respect thereto, which may be general or confined to specific investments, upon some other person. Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution.

                                   ARTICLE VI
                               GENERAL PROVISIONS

          SECTION 6.01. OFFICES.

          The principal business office of the Corporation shall be at 440 North Fifth Avenue, Chambersburg, Pennsylvania 17201. The Corporation may also have offices at such other places within or without the Commonwealth of Pennsylvania as the business of the Corporation may require.

          SECTION 6.02. CORPORATE SEAL.

          The Board of Directors shall prescribe the form of a suitable corporate seal, which shall contain the full name of the Corporation and the year and state of incorporation.

          SECTION 6.03. FISCAL YEAR.

          The fiscal year of the Corporation shall be the calendar year.

          SECTION 6.04. FINANCIAL REPORTS TO SHAREHOLDERS.

          The Board shall have discretion to determine whether financial reports shall be sent to shareholders, what such reports shall contain, and whether they shall be audited or accompanied by the report of an independent or certified public accountant.

                                  ARTICLE VII
                         VALIDATION OF CERTAIN CONTRACTS

          SECTION 7.01.

          No contract or other transaction between the Corporation and another person shall be invalidated or otherwise adversely affected by the fact that any one or more shareholders, directors or officers of the Corporation --

          (a) is pecuniarily or otherwise interested in, or is a shareholder, director, officer, or member of, such other person, or

          (b) is a party to, or is in any other way pecuniarily or otherwise interested in, the contract or other transaction, or


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

          (c) is in any way connected with any person pecuniarily or otherwise interested in such contract or other transaction,

          provided the fact of such interest shall be disclosed or known to the Board of Directors or the shareholders, as the case may be; and in any action of the shareholders, as the case may be; and in any action of the shareholders or of the Board of Directors of the Corporation authorizing or approving any such contract or other transaction, any and every shareholder or director may be counted in determining the existence of a quorum, and in determining the effectiveness of action taken, with like force and effect as though he were not so interested, or were not such a shareholder, director, member or officer, or were not such a party, or were not so connected. Such director, shareholder or officer shall not be liable to account to the Corporation for any profit realized by him from or through any such contract or transaction approved or authorized as aforesaid. As used herein, the term "person" includes a corporation, partnership, firm, association or other legal entity.

                                  ARTICLE VIII
                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

          SECTION 8.01.

          Directors and officers of the Corporation shall be indemnified as of right to the fullest extent now or hereafter permitted by law in connection with any actual or threatened civil, criminal, administrative or investigative action, suit or proceeding (whether brought by or in the name of the Corporation of otherwise) arising out of their service to the Corporation or to another organization at the Corporation's request. Persons who are not directors or officers of the Corporation may be similarly indemnified in respect of such service to the extent authorized at any time by the Board of Directors. The Corporation may maintain insurance to protect itself any such director, officer or other person against any liability cost or expense incurred in connection with any such action, suit or proceeding.

                                   ARTICLE IX
                                   AMENDMENTS

          SECTION 9.01. INTERPRETATION.

          (a) The authority to interpret and construe these By-Laws shall be vested in the Board of Directors of the Corporation.

          (b) The masculine gender is used for convenience only and shall refer both to the masculine and feminine except where the context of these By-Laws otherwise require.

          SECTION 9.02. AMENDMENTS.

          These By-Laws may be amended, altered and repealed, and new By-Laws may be adopted, by the shareholders or the Board of Directors of the Corporation at any regular or special meeting. No provision of these By-Laws shall vest any property or contract right in any shareholder.


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